EXHIBIT 10.6(e)(ii)
February 25, 2020
Mr. Clifford Skelton
c/o Conduent
100 Campus Drive, Suite 200
Florham Park, NJ 07932

Dear Cliff:

I am pleased to present to you modified terms to your compensation.

Reference is made to the offer letter, dated May 21, 2019, between Conduent Incorporated (“Conduent”) and you (the “Offer Letter”), to the promotion letter, dated August 6, 2019, between Conduent and you (the “Promotion Letter”). This letter modifies certain terms of the Offer Letter and Promotion Letter as follows:

1. The following sections of the Offer Letter will be replaced in their entirety, effective as of the date hereof:
Annual Base Salary
Your revised base salary for this position will be paid in accordance with Conduent’s ordinary payroll practices for executives, at the annualized rate of $750,000.

Annual Performance Incentive Plan
You will be eligible to participate in the Annual Performance Incentive Plan (APIP) at an annual target level of 125% of base salary (“Target”) with a potential payout range of zero to 200% of your Target. Unless specifically noted in the plan document or required by law, only those participants actively employed with Conduent on the date individual bonuses are paid will be eligible to receive a bonus. Details of this plan are contained in the APIP documentation which will be provided separately.

Long-Term Incentive Plan

You will be eligible to participate in Conduent’s Long Term Incentive Program (“LTIP”), as may be amended from time to time. Grants are typically made in April and, in accordance with the Conduent Incorporated Performance Incentive Plan (or any successor plan that is operative at the time), are subject to the terms and conditions approved by the Compensation Committee and set forth in individual award agreements each year.

Your LTIP target annual award, subject to annual approval by the Compensation Committee, shall be $3,000,000. Participation, eligibility requirements, and the form of equity or other incentive instrument, are reviewed annually and subject to change.

2. The Promotion Letter is modified, effective as of the date hereof, (A) to strike the following words: “on an interim basis until the Board of Directors (the “Board”)

EXHIBIT 10.6(e)(ii)
February 25, 2020
Clifford Skelton

designates a permanent CEO” from the second paragraph thereof, and (B) to strike paragraphs 3 and 4 thereof.

Except for those sections of the Offer Letter and Promotion Letter specifically modified hereby, the provisions of each shall continue to apply and are not modified by this letter.

Sincerely,

Conduent Inc.

I agree to and accept this change:

/S/ Clifford Skelton	February 25, 2020
Clifford Skelton	Date